Filed by the Registrant ☒

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Virtus Opportunities Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.	Amount Previously Paid:

7.	Form, Schedule or Registration Statement No.:

8.	Filing Party:

9.	Date Filed:

October 2020

URGENT

Re:	Your investment in:

Virtus Rampart Sector Trend Fund

Dear Shareholder,

We’ve been engaged by Virtus Rampart Sector Trend Fund to contact you regarding an important matter pertaining to your investment in Virtus Rampart Sector Trend Fund.

Our previous attempts to contact you have been unsuccessful. Accordingly, please contact us immediately at 1-833-550-0984 Monday through Friday between the hours of 9:00am to 10:00pm Eastern Time.

This matter is very important and will take only a moment of your time.

Thank you in advance for your assistance with this matter.

Sincerely,

George R. Aylward

President, Virtus Funds

Your response is urgently needed.

Dear Valued Shareholder:

I am writing to ask for your help with a fund proxy solicitation that has been underway for the past few weeks. You are an important shareholder of record in Virtus Rampart Sector Trend Fund. As of today, the fund’s proxy process cannot move forward because not enough shareholders have submitted their votes.

You are eligible to vote since you owned shares in this fund as of the record date, and your vote is critical. Due to the lack of shareholder participation, the scheduled meeting has adjourned October 14, 2020. Your immediate participation is needed.

Please help us by voting. There are three quick and easy ways to vote:

Speak with a proxy specialist: You may quickly cast your vote by speaking with a proxy specialist, who can also any questions you may have about the proposals in question. Call toll free at 1-833-550-0984.

Vote online: You may cast your vote by logging onto the internet address on your proxy ballot(s) and then following the instructions on the website. www.proxyvote.com

Vote by touch-tone phone: You may cast your vote by calling the toll-free number found on the proxy ballot(s) that you received.

I would be extremely thankful for your help with this important initiative. If you have any questions, please call 1-833-550-0984. We appreciate your investment in the Virtus Funds. Thank you again for your help and support.

Sincerely,

George R. Aylward

President, Virtus Funds

Your response is urgently needed.

Dear Valued Shareholder:

I am writing to ask for your help with a fund proxy solicitation that has been underway for the past few weeks. You are an important shareholder of record in Virtus Rampart Sector Trend Fund. As of today, the fund’s proxy process cannot move forward because not enough shareholders have submitted their votes.

You are eligible to vote since you owned shares in this fund as of the record date, and your vote is critical. Due to the lack of shareholder participation, the scheduled meeting has adjourned October 14, 2020. Your immediate participation is needed.

Please help us by voting. There are two quick and easy ways to vote:

Vote online: You may cast your vote by logging onto the internet address on your proxy ballot(s) and then following the instructions on the website. www.proxyvote.com

Vote by touch-tone phone: You may cast your vote by calling the toll-free number found on the proxy ballot(s) that you received.

I would be extremely thankful for your help with this important initiative. If you have any questions, please call 833-550-0984. We appreciate your investment in the Virtus Funds. Thank you again for your help and support.

Sincerely,

George R. Aylward

President, Virtus Funds